Exhibit 99.1

LEET TECHNOLOGY INC.

805, 8th Floor, Menara Mutiara Majestic,

Jalan Othman, Petaling Jaya 46000, Selangor, Malaysia

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [●] [a.m/p.m.], on [●] ([●] [a.m/p.m.], Eastern Time on [●])

(Record Date – [●])

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [ ] and [ ], or either of them, as proxies, each with full power to appoint (his or her) substitute, and hereby authorizes them to represent and to vote, as designated in this ballot, all the shares of common stock of Leet Technology Inc., a corporation incorporated under laws of Delaware (the “Company” or “Leet”). Notice is hereby given that the Special Meeting of Shareholders (the “Meeting”) of the Company, will be held on [●], at [●] [a.m/p.m.] ([●], at [●] Eastern Time), at the principal office of the Company located at 805, 8th Floor, Menara Mutiara Majestic, Jalan Othman, Petaling Jaya 46000, Selangor, Malaysia and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THE PROPOSAL. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” OF PROPOSAL 1 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To adopt the Agreement and Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A, by and between Leet and Leet BVI, a wholly-owned subsidiary of Leet incorporated under the laws of the BVI, pursuant to which Leet will be merged into Leet BVI, with Leet BVI surviving the merger, and whereby each issued and outstanding share of Leet common stock/ preferred stock will be effectively transferred to Leet BVI and converted into one new ordinary share or preferred share of Leet BVI, as the case may be.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder: ______________________________

Date: ______________________________

Name shares held in (Please print): ____________________ Account Number (if any): ____________________________

No. of Shares Entitled to Vote: _______________________ Stock Certificate Number(s): _________________________

Note: Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address: ______________________________________________________

______________________________________________________